Exhibit 5.1

May 4, 2023

APi Group Corporation 1100 Old Highway 8 NW New Brighton, MN 55112

Re: APi Group Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to APi Group Corporation, a Delaware corporation (the “Company”), in connection with the filing on May 4, 2023, with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company from time to time of up to an indeterminate amount of: (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) one or more series of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, and (iii) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”). The Common Stock, the Preferred Stock and the Debt Securities are hereinafter referred to, collectively, as the “Securities.” The Registration Statement includes a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”, and together with the Base Prospectus, a “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 28, 2020;

(ii)	the Company’s by-laws;

(iii)	certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

(iv)	the Registration Statement, including the Base Prospectus contained therein, and exhibits thereto;

(v)	the form of indenture included as an exhibit to the Registration Statement (as such indenture may be supplemented from time to time (the “Indenture”)); and

(vi)

such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

For purposes of this opinion letter, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion letter that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In expressing our opinions below, we have assumed that: (i) the Registration Statement and any amendments thereto (including any and all post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws; (ii) the Registration Statement (including any and all post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement; (iii) no stop order suspending the effectiveness of the Registration Statement (including any and all post-effective amendments thereto) will have been issued and remain in effect; (iv) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission; (v) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s); (vii) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered; (viii) a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Indenture will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinion expressed in paragraph 3 below is subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to the offer and sale of shares of Common Stock, when (a) an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company and (b) the shares of Common Stock have been issued, delivered and paid for in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action and either in accordance with the applicable Purchase Agreement or upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, and (c) the total amounts and numbers of shares of Common Stock issued do not exceed the respective total amounts and numbers of shares (i) available under the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”) and (ii) authorized by the Board in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of any series of Preferred Stock, when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and authorized by all necessary corporate action of the Company, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the series with the Secretary of State as required under the General Corporation Law of the State of Delaware (the “DGCL”), (b) the shares of Preferred Stock have been issued, delivered and paid for in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action and either in accordance with the applicable Purchase Agreement or upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, and (c) the total amounts and numbers of shares of Preferred Stock issued do not exceed the respective total amounts and numbers of shares (i) available under the Certificate of Incorporation and (ii) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities to be issued under an Indenture, when (a) the trustee has duly executed and delivered the applicable Indenture, (b) the applicable Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Indenture) and duly executed and delivered by the Company, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), and (e) the Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are limited to the laws of the State of New York and the DGCL and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.

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